SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                         November 15, 2006

MERIDIAN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-14902	31-0888197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3471 River Hills Drive, Cincinnati, Ohio	45244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code(513) 271-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
On November 15, 2006, the Registrant issued a press release announcing its financial results for the fiscal quarter and year ended September 30, 2006. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On November 15, 2006, the Compensation Committee of the Board of Directors adopted the fiscal year 2007 Officers Performance Compensation Plan. The Plan provides for bonuses as a percentage of base salary at designated earnings levels which start at 22% above those achieved for fiscal 2006. The computation also includes a personal achievement multiplier, for which the Chairman and Chief Executive Officer's is to be determined by the Committee. The earnings objectives exclude the positive and negative effects associated with extraordinary developments as set forth in the Plan. The Plan is attached hereto as Exhibit 10, and the foregoing summary is qualified in its entirety by reference to the terms and provisions of the Plan.

Item 9.01.	Financial Statements and Exhibits.
(d)   Exhibits

10	Fiscal Year 2007 Officers Performance Compensation Plan
99	Press Release dated November 15, 2006
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIDIAN BIOSCIENCE, INC.

Date: November 21, 2006	By:	/s/ Melissa Lueke
Melissa Lueke
Vice President and Chief Financial Officer (Principal Accounting Officer)